Exhibit 99.1

Microsoft Cloud Strength Drives Second Quarter Results

REDMOND, Wash. — January 24, 2023 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2022, as compared to the corresponding period of last fiscal year:

•	Revenue was $52.7 billion and increased 2%
•	Operating income was $20.4 billion GAAP and $21.6 billion non-GAAP, and decreased 8% and 3%, respectively
•	Net income was $16.4 billion GAAP and $17.4 billion non-GAAP, and decreased 12% and 7%, respectively
•	Diluted earnings per share was $2.20 GAAP and $2.32 non-GAAP, and decreased 11% and 6%, respectively

“The next major wave of computing is being born, as the Microsoft Cloud turns the world’s most advanced AI models into a new computing platform,” said Satya Nadella, chairman and chief executive officer of Microsoft. “We are committed to helping our customers use our platforms and tools to do more with less today and innovate for the future in the new era of AI.”

“We are focused on operational excellence as we continue to invest to drive growth. Microsoft Cloud revenue was $27.1 billion, up 22% (up 29% in constant currency) year-over-year as our commercial offerings continue to drive value for our customers,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$51,728	$22,247	$18,765	$2.48
2022 As Reported (GAAP)	$52,747	$20,399	$16,425	$2.20
Severance, hardware-related impairment, and lease consolidation costs	—	1,171	946	0.12
2022 As Adjusted	$52,747	$21,570	$17,371	$2.32
Percentage Change Y/Y (GAAP)	2%	(8)%	(12)%	(11)%
Percentage Change Y/Y Constant Currency	7%	0%	(4)%	(3)%
Percentage Change Y/Y (As Adjusted)	2%	(3)%	(7)%	(6)%
Percentage Change Y/Y (As Adjusted) Constant Currency	7%	6%	1%	2%

Business Highlights

Revenue in Productivity and Business Processes was $17.0 billion and increased 7% (up 13% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 7% (up 14% in constant currency) driven by Office 365 Commercial revenue growth of 11% (up 18% in constant currency)
•	Office Consumer products and cloud services revenue decreased 2% (up 3% in constant currency) and Microsoft 365 Consumer subscribers grew to 63.2 million
•	LinkedIn revenue increased 10% (up 14% in constant currency)
•	Dynamics products and cloud services revenue increased 13% (up 20% in constant currency) driven by Dynamics 365 revenue growth of 21% (up 29% in constant currency)

Revenue in Intelligent Cloud was $21.5 billion and increased 18% (up 24% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 20% (up 26% in constant currency) driven by Azure and other cloud services revenue growth of 31% (up 38% in constant currency)

Revenue in More Personal Computing was $14.2 billion and decreased 19% (down 16% in constant currency), with the following business highlights:

•	Windows OEM revenue decreased 39%
•	Windows Commercial products and cloud services revenue decreased 3% (up 3% in constant currency)
•	Xbox content and services revenue decreased 12% (down 8% in constant currency)
•	Search and news advertising revenue excluding traffic acquisition costs increased 10% (up 15% in constant currency)
•	Devices revenue decreased 39% (down 34% in constant currency)

Microsoft returned $9.7 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2023, a decrease of 11% compared to the second quarter of fiscal year 2022.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, vice president of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 24, 2024.

Non-GAAP Definition

Q2 charge. In the second quarter of fiscal year 2023, Microsoft recorded costs related to decisions announced on January 18th, including employee severance expenses of $800 million, impairment charges resulting from changes to our hardware portfolio, and costs related to lease consolidation activities.

Microsoft has provided non-GAAP financial measures related to the impact of these strategic reprioritization actions to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$51,728	$22,247	$18,765	$2.48
2022 As Reported (GAAP)	$52,747	$20,399	$16,425	$2.20
2022 As Adjusted	$52,747	$21,570	$17,371	$2.32
Percentage Change Y/Y (GAAP)	2%	(8)%	(12)%	(11)%
Percentage Change Y/Y (As Adjusted)	2%	(3)%	(7)%	(6)%
Constant Currency Impact	$(2,645)	$(1,931)	$(1,563)	$(0.21)
Percentage Change Y/Y Constant Currency	7%	0%	(4)%	(3)%
Percentage Change Y/Y (As Adjusted) Constant Currency	7%	6%	1%	2%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2021 As Reported (GAAP)	$15,936	$18,262	$17,530
2022 As Reported (GAAP)	$17,002	$21,508	$14,237
Percentage Change Y/Y (GAAP)	7%	18%	(19)%
Constant Currency Impact	$(1,002)	$(1,078)	$(565)
Percentage Change Y/Y Constant Currency	13%	24%	(16)%

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31, 2022
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Microsoft Cloud revenue	22%	7%	29%
Office Commercial products and cloud services	7%	7%	14%
Office 365 Commercial	11%	7%	18%
Office Consumer products and cloud services	(2)%	5%	3%
LinkedIn	10%	4%	14%
Dynamics products and cloud services	13%	7%	20%
Dynamics 365	21%	8%	29%
Server products and cloud services	20%	6%	26%
Azure and other cloud services	31%	7%	38%
Windows OEM	(39)%	0%	(39)%
Windows Commercial products and cloud services	(3)%	6%	3%
Xbox content and services	(12)%	4%	(8)%
Search and news advertising excluding traffic acquisition costs	10%	5%	15%
Devices	(39)%	5%	(34)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising, professional, marketplace, or gaming platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of December 31, 2022. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, Vice President, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

Revenue:
Product	$16,517	$20,779	$32,258	$37,410
Service and other	36,230	30,949	70,611	59,635

Total revenue	52,747	51,728	102,869	97,045

Cost of revenue:
Product	5,690	6,331	9,992	10,123
Service and other	11,798	10,629	22,948	20,483

Total cost of revenue	17,488	16,960	32,940	30,606

Gross margin	35,259	34,768	69,929	66,439
Research and development	6,844	5,758	13,472	11,357
Sales and marketing	5,679	5,379	10,805	9,926
General and administrative	2,337	1,384	3,735	2,671

Operating income	20,399	22,247	41,917	42,485
Other income (expense), net	(60)	268	(6)	554

Income before income taxes	20,339	22,515	41,911	43,039
Provision for income taxes	3,914	3,750	7,930	3,769

Net income	$16,425	$18,765	$33,981	$39,270

Earnings per share:
Basic	$2.20	$2.50	$4.56	$5.23
Diluted	$2.20	$2.48	$4.54	$5.19

Weighted average shares outstanding:
Basic	7,451	7,505	7,454	7,509
Diluted	7,473	7,555	7,479	7,561

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

Net income	$16,425	$18,765	$33,981	$39,270

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(32)	0	(25)	2
Net change related to investments	348	(743)	(1,549)	(1,165)
Translation adjustments and other	570	(103)	(205)	(222)

Other comprehensive income (loss)	886	(846)	(1,779)	(1,385)

Comprehensive income	$17,311	$17,919	$32,202	$37,885

BALANCE SHEETS

(In millions) (Unaudited)

	December 31, 2022	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$15,646	$13,931
Short-term investments	83,862	90,826

Total cash, cash equivalents, and short-term investments	99,508	104,757
Accounts receivable, net of allowance for doubtful accounts of $485 and $633	35,833	44,261
Inventories	2,980	3,742
Other current assets	19,502	16,924

Total current assets	157,823	169,684
Property and equipment, net of accumulated depreciation of $63,459 and $59,660	82,755	74,398
Operating lease right-of-use assets	13,624	13,148
Equity investments	7,097	6,891
Goodwill	67,905	67,524
Intangible assets, net	10,354	11,298
Other long-term assets	24,994	21,897

Total assets	$364,552	$364,840

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,354	$19,000
Current portion of long-term debt	3,997	2,749
Accrued compensation	9,030	10,661
Short-term income taxes	3,553	4,067
Short-term unearned revenue	36,982	45,538
Other current liabilities	12,802	13,067

Total current liabilities	81,718	95,082
Long-term debt	44,119	47,032
Long-term income taxes	24,169	26,069
Long-term unearned revenue	2,644	2,870
Deferred income taxes	289	230
Operating lease liabilities	11,998	11,489
Other long-term liabilities	16,479	15,526

Total liabilities	181,416	198,298

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,447 and 7,464	90,225	86,939
Retained earnings	99,368	84,281
Accumulated other comprehensive loss	(6,457)	(4,678)

Total stockholders’ equity	183,136	166,542

Total liabilities and stockholders’ equity	$364,552	$364,840

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

Operations

Net income	$16,425	$18,765	$33,981	$39,270

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	3,648	3,496	6,438	6,708

Stock-based compensation expense	2,538	1,897	4,730	3,599

Net recognized losses (gains) on investments and derivatives	214	(307)	192	(671)

Deferred income taxes	(1,305)	183	(2,496)	(5,787)

Changes in operating assets and liabilities:

Accounts receivable	(3,164)	(5,543)	8,565	4,943

Inventories	1,305	394	762	(383)

Other current assets	(392)	830	(724)	1,770

Other long-term assets	(65)	(908)	(731)	(1,506)

Accounts payable	(2,058)	235	(3,625)	(236)

Unearned revenue	(5,186)	(4,343)	(8,508)	(7,228)

Income taxes	(2,863)	(2,057)	(2,453)	596

Other current liabilities	1,819	1,745	(2,205)	(2,398)

Other long-term liabilities	257	93	445	343

Net cash from operations	11,173	14,480	34,371	39,020

Financing

Repayments of debt	(750)	0	(1,750)	(4,826)

Common stock issued	243	291	818	903

Common stock repurchased	(5,459)	(7,433)	(11,032)	(15,117)

Common stock cash dividends paid	(5,066)	(4,652)	(9,687)	(8,858)

Other, net	(317)	(192)	(581)	(364)

Net cash used in financing	(11,349)	(11,986)	(22,232)	(28,262)

Investing

Additions to property and equipment	(6,274)	(5,865)	(12,557)	(11,675)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(679)	(850)	(1,028)	(2,056)

Purchases of investments	(11,599)	(2,505)	(16,612)	(12,814)

Maturities of investments	6,928	5,253	13,590	14,115

Sales of investments	4,775	2,895	7,486	8,525

Other, net	(301)	(89)	(1,161)	(506)

Net cash used in investing	(7,150)	(1,161)	(10,282)	(4,411)

Effect of foreign exchange rates on cash and cash equivalents	88	106	(142)	33

Net change in cash and cash equivalents	(7,238)	1,439	1,715	6,380

Cash and cash equivalents, beginning of period	22,884	19,165	13,931	14,224

Cash and cash equivalents, end of period	$15,646	$20,604	$15,646	$20,604

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

Revenue
Productivity and Business Processes	$17,002	$15,936	$33,467	$30,975
Intelligent Cloud	21,508	18,262	41,833	35,174
More Personal Computing	14,237	17,530	27,569	30,896

Total	$52,747	$51,728	$102,869	$97,045

Operating Income
Productivity and Business Processes	$8,175	$7,688	$16,498	$15,269
Intelligent Cloud	8,904	8,323	17,882	16,004
More Personal Computing	3,320	6,236	7,537	11,212

Total	$20,399	$22,247	$41,917	$42,485

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.